UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 22, 2021

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD DALLAS, TEXAS 75243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 22, 2021, the stockholders elected the Board of Directors of Texas Instruments Incorporated and voted upon the proposals contained within our Proxy Statement dated March 9, 2021.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes
Mark A. Blinn	675,101,105	73,674,071	2,040,323	70,174,112
Todd M. Bluedorn	741,856,453	6,903,466	2,055,580	70,174,112
Janet F. Clark	746,306,722	2,424,817	2,083,960	70,174,112
Carrie S. Cox	713,835,885	34,328,520	2,651,094	70,174,112
Martin S. Craighead	739,140,836	9,492,852	2,181,811	70,174,112
Jean M. Hobby	746,184,404	2,506,038	2,125,057	70,174,112
Michael Hsu	698,233,976	50,501,665	2,079,858	70,174,112
Ronald Kirk	733,897,515	8,570,243	8,347,741	70,174,112
Pamela H. Patsley	695,240,208	53,423,870	2,151,421	70,174,112
Robert E. Sanchez	742,196,246	6,512,864	2,106,389	70,174,112
Richard K. Templeton	706,611,968	39,429,623	4,773,908	70,174,112

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal regarding advisory approval of the company’s executive compensation	658,865,942	90,110,360	1,839,197	70,174,112

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021	777,010,341	42,440,309	1,538,961	-0-

Proposal	For	Against	Abstentions	Broker Non-Votes
Stockholder proposal to permit shareholder action by written consent	582,669,072	164,741,415	3,405,012	70,174,112

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 28, 2021	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel